UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2013

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant as specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 11, 2013. There were present in person or by proxy at said Meeting shareholders voting 4,015,159 shares that represent 87.17% of the 4,605,870 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)	Voted on the Election of Directors as follows:

Nominee	For	Withheld	Broker Non-Vote
Ernest A. Bates, M.D.	1,610,556	423,222	1,981,381
David A. Larson, M.D.	1,610,906	422,872	1,981,381
S. Mert Ozyurek	1,609,406	424,372	1,981,381
John F. Ruffle	1,609,646	424,132	1,981,381
Raymond C. Stachowiak	1,609,406	424,372	1,981,381
Stanley S. Trotman, Jr.	1,608,553	425,225	1,981,381

All six individuals were elected to serve on the Board of Directors for the following year.

2)	Voted on our Executive Compensation. There were 1,580,238 votes for, 412,621votes against, 40,919 votes abstained, and 1,981,381 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

3)	Voted on the Frequency of Advisory Votes on our Executive Compensation. There were 1,856,574 votes for one year, 2,835 votes for two years, 122,248 votes for three years, 52,121 votes abstained, and 1,981,381 broker non-votes. The votes for ‘one year’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting. In accordance with the Company’s recommendation, and the advisory vote of a majority of shareholders, the Company will hold an advisory vote on executive compensation on an annual basis.

4)	Voted on the ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 3,424,450 votes for, 553,341 votes against, 37,368 votes abstained, and 0 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services

Date:	June 12, 2013	By:	/s/ Ernest A. Bates, M.D.
			Name:	Ernest A. Bates, M.D.
			Title:	Chairman and CEO